EXHIBIT 99

                                     PROXY

                                      PROXY

                         SPECIAL MEETING OF SHAREHOLDERS

     Know all men by these presents that I, the undersigned shareholder in Farmers State Bank, do hereby appoint (1) Richard G. Bedessem, (2) Earl R. Pralle, (3) George R. Bahr, (4) Larry E. Wehrs, (5)Thomas P. Filla, or (6) ______________________________, * my true and lawful attorney, substitute, and proxy, with power of substitution, for me and in my name to vote at the Special Meeting of Shareholders of Farmers State Bank, to be held on January 26, 1999 at 5:30 p.m., local time, or at any adjournment of that meeting, with all powers I should have if personally present, hereby revoking all proxies heretofore given. I acknowledge that I have received a Notice of Special Meeting of Shareholders and a Proxy Statement relating to the meeting. I hereby direct that the person(s) designated above vote as follows:

(1)        FOR  [   ]           AGAINST  [   ]           ABSTAIN [   ]

     the following resolution:

          RESOLVED, that the formation of a bank holding company for Farmers State Bank, pursuant to the terms and conditions of an Agreement and Plan of Reorganization between Farmers State Bank and Farmers State Bancshares, Inc. and a Merger Agreement between Farmers State Bank and New Farmers State Bank, whereby (i) Farmers State Bank will become a wholly-owned subsidiary of Farmers State Bancshares, Inc., and (ii) shareholders of Farmers State Bank will become shareholders of Farmers State Bancshares, Inc., is hereby authorized and approved.

(2) In his/her discretion as to any other matters that may properly come before the meeting or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE REORGANIZATION.

     This proxy, when properly signed, will be voted in the manner directed by the undersigned shareholder. If the manner in which to vote is not supplied, the undersigned shareholder will be deemed to have designated a vote "FOR" the formation of the bank holding company.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

     PLEASE SIGN, DATE AND RETURN THIS PROXY, USING THE ENCLOSED ENVELOPE. Please sign exactly as your name appears on your stock certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

      Dated:  ________________________, 199_.




                                   _____________________________________________
                                   Signature

                                   _____________________________________________
                                   Signature if held jointly, or title




* Note: You are urged to give this selection of proxy careful attention. If you insert a name in the blank at item #6 above, the printed names will be stricken and your choice will vote your proxy. If you decide to grant your proxy to one of the current directors listed at items #1-5 above, please strike the names of the directors you are not giving your proxy to. If you do not fill in a name at item #6 above and do not strike of the 5 names listed at items #1-5 above, your signature below grants the proxy to the lowest numbered non-stricken director above.